UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 750-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01. Other Events.

On May 24, 2006, Redback Networks Inc. (the “Company”) closed the underwritten public offering of 9,427,700 shares of its common stock contemplated by the Company’s automatic shelf registration statement (File No. 333-133903) filed with the Securities and Exchange Commission on May 8, 2006 (the “Registration Statement”), as supplemented by the prospectus supplements filed on May 9, 2006 and May 19, 2006 pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended. The total number of shares sold in the offering includes the initial 8,198,000 shares plus 1,229,700 shares that were sold upon full exercise by the underwriters of their over-allotment option. Attached hereto as Exhibit 5.1 is a copy of the legal opinion pursuant to Exhibit 5 of the Registration Statement.

On May 23, 2006, the sale of 1,927,500 shares of the Company’s common stock by Alta Partners Holdings, LDC and Alta Partners Discount Convertible Arbitrage Holdings, Ltd. to TCV IV, L.P. and TCV IV Strategic Partners, L.P. was completed. The sale was made pursuant to the Registration Statement, as supplemented by the prospectus supplement filed on May 9, 2006 pursuant to Rule 424(b)(7) promulgated under the Securities Act of 1933, as amended. Attached hereto as Exhibit 5.2 is a copy of the legal opinion pursuant to Exhibit 5 of the Registration Statement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

5.2	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: May 24, 2006	By:	/s/ Beth Frensilli
Beth Frensilli Vice President and General Counsel